EXHIBIT 99.1

PRESS RELEASE

For further information contact:                                  FOR IMMEDIATE RELEASE

Curtis C. Simard

President and CEO

(207) 288-3314

Bar Harbor Bankshares Increases Quarterly Cash Dividend

Bar Harbor, Maine (January 19, 2016) – Bar Harbor Bankshares (NYSE MKT: BHB), today announced that its Board of Directors declared at its January 19, 2016 meeting, a quarterly cash dividend of 26.5 cents per share of common stock, representing an increase of 0.5 cents, or 1.9%, compared with the prior quarter and an increase of 2.0 cents or 8.2% compared with the first quarter of 2015.  The quarterly cash dividend is payable to all shareholders of record as of the close of business February 12, 2016 and will be paid on March 15, 2016.

Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust.  Bar Harbor Bank & Trust, founded in 1887, provides full service community banking with fifteen branch office locations serving downeast, midcoast, and central Maine.

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